                                                             Exhibit m.3b
                           UBS INVESTMENT FUNDS CLASS
                           SELECTED DEALER AGREEMENT
                             SCHEDULE OF 12B-1 FEES

                                   EXHIBIT B


==========================================================================================================
            SERIES                 DISTRIBUTION FEE            SERVICE FEE               TOTAL 12B-1 FEES
----------------------------------------------------------------------------------------------------------
Global Fund                              0.40%                       0.25%                       0.65%
----------------------------------------------------------------------------------------------------------
Global Equity Fund                       0.51%                       0.25%                       0.76%
----------------------------------------------------------------------------------------------------------
Global Bond Fund                         0.24%                       0.25%                       0.49%
----------------------------------------------------------------------------------------------------------
U.S. Balanced Fund                       0.25%                       0.25%                       0.50%
----------------------------------------------------------------------------------------------------------
U.S. Equity Fund                         0.27%                       0.25%                       0.52%
----------------------------------------------------------------------------------------------------------
U.S. Bond Fund                           0.22%                       0.25%                       0.47%
----------------------------------------------------------------------------------------------------------
Global (ex-U.S.) Equity Fund             0.59%                       0.25%                       0.84%
----------------------------------------------------------------------------------------------------------
U.S. Large Capitalization                0.27%                       0.25%                       0.52%
 Equity Fund
----------------------------------------------------------------------------------------------------------
U.S. Large Capitalization                0.52%                       0.25%                       0.77%
 Growth Fund
----------------------------------------------------------------------------------------------------------
U.S. Small Capitalization                0.52%                       0.25%                       0.77%
 Growth  Fund
----------------------------------------------------------------------------------------------------------
High Yield Fund                          0.60%                       0.25%                       0.85%
----------------------------------------------------------------------------------------------------------
Emerging Markets Equity Fund             0.60%                       0.25%                       0.85%
----------------------------------------------------------------------------------------------------------
Emerging Markets Debt Fund               0.50%                       0.25%                       0.75%
==========================================================================================================


Approved:  May 19, 1997
Amended:  November 24, 1997 and December 10, 1998